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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

Contact
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Magainin Pharmaceuticals Inc.    The Trout Group/BMC Communications
Jennifer Bilotti                 Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020                   Brad Miles ext. 17 (media inquiries)
                                 (212) 477-9007



             Magainin Announces Appointment of Roy C. Levitt as CEO


Plymouth Meeting, PA, November 21, 2000 -- Magainin Pharmaceuticals Inc. (NASDAQ: MAGN) today announced the appointment of Roy C. Levitt, M.D., as President and Chief Executive Officer.

Dr. Levitt succeeds Michael R. Dougherty, who will continue in his capacity as a Director of the Company, and assume the position of non-executive Chairman of the Board, succeeding Zola P. Horovitz, Ph.D.

Dr. Levitt has been a Corporate Officer and member of the executive management team at Magainin for the last five years. He was appointed head of R&D and elected to the Board of Directors in August of 1997. He was promoted to Chief Operating Officer in August of 1998, leading research, development, manufacturing, intellectual property and business development efforts for the Company. Dr. Levitt is Board certified in internal medicine, anesthesiology and critical care medicine, and Board eligible in Medical Genetics. Prior to joining Magainin, he held senior faculty positions at the Johns Hopkins Medical Institutions in the Departments of Anesthesiology and Critical Care Medicine, Neurological Surgery and Environmental Health Sciences. He has published over 75 papers on drug metabolism, pharmacogenetics, and molecular and cellular mechanisms of genetic diseases, including leading papers on the mapping and identification of disease genes in asthma.

Dr. Levitt commented, "I welcome this opportunity to work closely with a wonderful team at Magainin to aggressively advance our rich pipeline of products. Importantly, we are well positioned for success with a remarkable resource in our cutting edge technology, and well-trained and dedicated staff."

Mr. Dougherty commented, "Magainin has a number of opportunities ahead, and Roy has a unique blend of scientific, medical and business skills to lead the Company in the realization of
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these opportunities.  I am very pleased to continue to serve Magainin as non-
executive Chairman, and wish to acknowledge, in particular, the valuable counsel and service of our past Chairman, Zola Horovitz. I expect to pursue other interests in this vibrant industry, in which I have had the pleasure of participating for almost twenty years."

Dr. Levitt commented further, "We will now focus our efforts on moving squalamine into phase 3 trials based on the promising clinical activity demonstrated recently in phase 2 against non-small cell lung cancer. We expect to build further value for our investors with substantial milestones over the next year. These include the start of clinical studies with produlestan as a treatment for medically significant obesity, and our anti-inflammatory mucoregulator products derived from our functional genomics efforts. Beyond these events, our alliance with Genentech will support the continued development of our IL9 antibody product to treat the root cause of asthma."

Magainin Pharmaceuticals Inc. is a biopharmaceutical company with research and development efforts in anti-angiogenesis, respiratory genomics and infectious disease.

This announcement contains certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the future clinical trials and prospects for squalamine for lung cancer, the start of clinical studies with produlestan and anti-inflammatory mucoregulator products, our ability to build further value for Magainin investors, and our ability to realize opportunities available to Magainin. Actual results could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of factors, including, but not limited to, the results of clinical trials of squalamine, produlestan and anti-inflammatory mucoregulator products, and the other risks and uncertainties discussed in this announcement and in Magainin's filings with the Securities and Exchange Commission. Magainin disclaims any intent or obligation to update, revise or correct these forward-looking statements.

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